EXHIBIT 32

In connection with the Quarterly Report of Rockdale Resources Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), Marc Spezialy, the Principal Executive, Financial and Accounting Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

May 15, 2013
By:   /s/ Marc Spezialy
Marc Spezialy,
Principal Executive, Financial and Accounting Officer